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                      AMES DEPARTMENT STORES, INC.             Exhibit 20-B
                       FEBRUARY RESULTS VS. PLAN                Page 2 of 2
                            MANAGEMENT FORMAT
                               (Unaudited)
                              (In Millions)


                                                          Feb and YTD 1996
                                                            Actual Plan (a)
CASH FLOW SUMMARY:
Beginning Cash & Cash Equivalents                            $14.2    $14.2

Cash Generated from (Used in) Operations:
   Net Income (Loss)                                          (6.1)    (6.4)
   Non-Cash Income Tax Exp (Ben)                              (2.6)    (2.7)
   Other                                                       0.7      0.6
                                                          ------------------
Cash from Operations                                          (8.0)    (8.5)

Changes in Working Capital:
   FIFO Inventory (increase) decrease                         (7.7)   (48.3)
   Trade Payables increase (decrease)                         19.1     49.7
   All Other                                                 (11.5)    (9.2)
                                                          ------------------
Net Changes in Working Capital                                (0.1)    (7.8)

Capital Expenditures                                          (2.6)    (3.3)

Other:
   Short-Term Borrow.(Pymnts)- Revolver                       31.0     35.7
   Capital Lease Payments                                     (0.3)    (0.3)
   Long-Term Debt Payments                                    (8.8)    (8.0)
   Restructuring and Other                                    (2.5)    (2.7)
   Financing Fee Payments                                        -        -
                                                          ------------------
Total Other                                                   19.4     24.7
                                                          ------------------

Increase (Decrease) in Cash & Cash Equiv                       8.7      5.1
                                                          ------------------

Ending Cash & Cash Equivalents                               $22.9    $19.3
                                                          ==================

(a)As reported on Form 8-K dated February 21, 1996


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